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                                                                    Exhibit 24.1

                               RESOLUTION OF THE
                             BOARD OF DIRECTORS OF
                        PACIFIC GAS AND ELECTRIC COMPANY

                                 March 15, 1995

          BE IT RESOLVED that each of LESLIE H. EVERETT, LINDA Y. H. CHENG, KATHLEEN RUEGER, GARY P. ENCINAS, and JULIE C. GAVIN is hereby authorized to sign on behalf of this corporation and as attorneys in fact for the President and Chief Executive Officer, Vice President and Chief Financial Officer, and Controller of this corporation the Form 10-K Annual Report for the year ended December 31, 1994, required by Section 13 or 15(d) of the Securities Exchange Act of 1934 and all amendments and other filings or documents related thereto to be filed with the Securities and Exchange Commission, and to do any and all acts necessary to satisfy the requirements of the Securities Exchange Act of 1934 and the regulations of the Securities and Exchange Commission adopted thereto with regard to said Form 10-K Annual Report.

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          I, KATHLEEN RUEGER, do hereby certify that I am an Assistant Corporate
Secretary of PACIFIC GAS AND ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of California; that the above and foregoing is a full, true and correct copy of a resolution which was dully adopted by the Board of Directors of said corporation at a meeting of said Board which was duly and regularly called and held at the office of said corporation on March 15, 1995, and that this resolution has never been amended, revoked, or repealed, but is still in full force and effect.

          WITNESS my hand and the seal of said corporation hereunto affixed this 23 day of March, 1995.

                                           KATHLEEN RUEGER
                                           Kathleen Rueger
                                           Assistant Corporate Secretary
                                           PACIFIC GAS AND ELECTRIC COMPANY

CORPORATE SEAL